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                                                                     Exhibit 3.1
                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                PN HOLDINGS, INC.


         In accordance with Section 242 of the Delaware General Corporation Law, the undersigned DOES HEREBY CERTIFY:

         1. The name of the corporation is PN Holdings, Inc. (hereinafter the "Corporation")

         2. The board of directors of the Corporation, by unanimous written consent pursuant to Section 141 of the Delaware General Corporation Law, adopted the following resolution on June 21, 1999, declaring its advisability. A majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon, adopted the following resolution at an annual meeting duly held pursuant to the notice requirements of Section 222 of the Delaware General Corporation Law.

         "RESOLVED, That the Certificate of Incorporation of the Corporation is hereby amended as follows:

                  I. That Article I of the Certificate of Incorporation is deleted in its entirety and there shall be substituting therefor the following new paragraph:

                  The name of the corporation is Pelican Financial, Inc. (herein, the "Corporation")."

         3. The board of directors of the Corporation, by unanimous written consent pursuant to Section 141 of the Delaware General Corporation Law, adopted the following resolution on April 22, 1999, declaring its advisability. A majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon, adopted the following resolution at an annual meeting duly held pursuant to the notice requirements of Section 222 of the Delaware General Corporation Law.

         "RESOLVED, That the Certificate of Incorporation of the Corporation is hereby amended as follows:

                  I. That first paragraph of Article VI of the Certificate of Incorporation is deleted in its entirety and there shall be substituting therefor the following new paragraph:

                           The aggregate number of shares of all classes of
                  capital stock which the Corporation has authority to issue is 10,200,000 of which 10,000,000 are to be shares of common stock, $0.01 par value per share, and of which 200,000 are to be shares of serial preferred stock, $0.10 par value per share. The shares may be issued by the Corporation from time to time as approved by the Board of Directors of the Corporation without



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                  the approval of the stockholders except as otherwise provided in this Article VII or the rules of a national securities exchange if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property, or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such consideration shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation that is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance."

         I, THE UNDERSIGNED, being the Chief Executive Officer of PN Holdings, Inc., do make, file, and record this Certificate of Amendment, do affirm, acknowledge, and certify, under penalty of perjury, that the facts stated herein are true, and, accordingly, have set my hand this 6th day of June 1999.



                                       /s/ Charles C. Huffman
                                       -----------------------------------
                                       Charles C. Huffman
                                       Chief Executive Officer
                                       (duly authorized representative)